Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 7,929,500 shares of Pay88, Inc. common stock of our report dated March 27, 2007 on the consolidated financial statements of Pay88, Inc. and Subsidiary for the period April 24, 2006 (inception) to December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz, Lafazan & Company, P.C. WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 25, 2007